UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2011

MENTOR GRAPHICS CORPORATION

(Exact name of registrant as specified in its charter)

Oregon

(State or other jurisdiction

of incorporation)

1-34795	93-0786033
(Commission File Number)	(IRS Employer Identification Number)

8005 S.W. Boeckman Road

Wilsonville, OR 97070-7777

(Address of principal executive offices, including Zip Code)

(503) 685-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 26, 2011, Mentor Graphics Corporation (the “Company”) entered into a new unsecured Credit Agreement with Bank of America, N.A., as Agent, Citibank, N.A., as Syndication Agent, KeyBank National Association and U.S. Bank National Association, as Co-Documentation Agents, and the other financial institutions party thereto (the “New Revolver”). A description of material terms of the New Revolver is hereby incorporated by reference from Item 2.03 of this Report.

Item 1.02	Termination of a Material Definitive Agreement

On April 26, 2011, in connection with the execution of the New Revolver, the Company terminated its prior unsecured Credit Agreement, dated June 1, 2005, by and among the Company, Bank of America, N.A., as Agent, KeyBank National Association, as Documentation Agent, and the other financial institutions party thereto, as amended (the “Old Revolver”). The Old Revolver provided for unsecured borrowings of up to $100,000,000 and was scheduled to mature on June 1, 2011. As of April 26, 2011, the Company had no amounts borrowed under the Old Revolver.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

On April 26, 2011, the Company entered into the New Revolver. Borrowings under the New Revolver are permitted up to a maximum of $125,000,000, and the maturity date for all borrowings is April 27, 2015.

Interest on outstanding indebtedness under the New Revolver is based, at the Company’s option, on either: (i) LIBOR plus a spread of between 2.25% and 3.25%; or (ii) prime rate plus a spread of between 1.25% and 2.25%, with the amount of the spread in each case dependent upon the ratio of the Company’s Senior Indebtedness (as defined in the New Revolver) to Consolidated EBITDA (as defined in the New Revolver). In addition, commitment fees are payable on the unused portion of the New Revolver at rates between 0.40% and 0.50%, with the amount dependent upon the same ratio.

The New Revolver requires compliance with conditions precedent that must be satisfied prior to any borrowing, as well as ongoing compliance with covenants. These covenants include affirmative covenants regarding the delivery of financial information and use of loan proceeds, among others, and negative covenants requiring the maintenance of specified liquidity ratios, leverage ratios and minimum tangible net worth, as well as covenants restricting (with exceptions) liens, dispositions of assets, consolidations and mergers, loans and investments and the incurrence of indebtedness, among others.

The foregoing description of the New Revolver does not purport to be complete and is qualified in its entirety by reference to the New Revolver, a copy of which is filed as Exhibit 10.1 to this Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Credit Agreement with Bank of America, N.A., as Agent, Citibank, N.A., as Syndication Agent, KeyBank National Association and U.S. Bank National Association, as Co-Documentation Agents, and the other financial institutions party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2011	MENTOR GRAPHICS CORPORATION

	By:	/s/ Dean M. Freed
Dean M. Freed
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement with Bank of America, N.A., as Agent, Citibank, N.A., as Syndication Agent, KeyBank National Association and U.S. Bank National Association, as Co-Documentation Agents, and the other financial institutions party thereto.